UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

GOLD RIDGE RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-184793	45-2898817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9891 Irvine Center Drive Suite 200 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 855-587-4249

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 21, 2014, Gold Ridge Resources, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "Original Form 8-K") disclosing that the Registrant entered into a Share Exchange Agreement with CorGreen Technologies Corporation, a privately held Nevada corporation ("CorGreen") and the shareholders of CorGreen. As a result of the transaction, CorGreen became a wholly-owned subsidiary of the Registrant.

This Current Report on Form 8-K/A (Amendment No. 1) amends Item 9.01 of the Initial Form 8-K to file the financial information required by Items 9.01(a) and 9.01(b)

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Corgreen, as of December 31, 2013 and December 31, 2012, the report of SadlerGibb, LLC, independent registered public accounting firm, thereon, and the unaudited financial statements of Corgreen as of June 30, 2014 are filed as Exhibit 99.1 hereto.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Registrant as of December 31, 2013 and unaudited pro forma condensed combined statements of income of the Company for the twelve months ended December 31, 2013, are filed as Exhibit 99.2 hereto.

(d) Exhibits. All exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated July 15, 2014 (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed July 21, 2014.)
2.2	Conveyance Agreement, dated July 15, 2014 (Incorporated by reference to Exhibit 2.2 of the Registrant's Current Report on Form 8-K filed July 21, 2014.)
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
99.1
The audited financial statements of Corgreen Technologies Corporation, as of December 31, 2013 and  December 31, 2012, the report of SadlerGibb, LLC, independent registered public accounting firm, thereon and the unaudited financial statements of Corgreen as of June 30, 2014 (Filed herewith)

99.2
Unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2013 and unaudited pro forma condensed combined statements of income of the Company for the twelve months ended December 31, 2013 (Filed herewith)

(1)	Incorporated by reference on Form S-1 of the Company's Registration Statement filed on November 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Ridge Resources, Inc.

By: /s/ Brian Loiselle
Brian Loiselle

Date: December 24, 2014